SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 27, 2002



                        INSpire Insurance Solutions, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           TEXAS                         000-23005                75-2595937
--------------------------------------------------------------------------------
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
 incorporation or organization)                              Identification No.)

300 Burnett Street
Ft. Worth, Texas                                                76102-2799
--------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code 817-348-3900.

ITEM 5.  Other Events and Regulation FD Disclosure.
         -----------------------------------------

         INSpire Insurance Solutions, Inc. (the "Company") and its wholly owned subsidiary, INSpire Claims Management, Inc., jointly filed with the U.S. Bankruptcy Court for the Northern District of Texas Fort Worth Division a proposed plan of reorganization (the "Plan") and proposed disclosure statement describing the Plan on August 27, 2002. A hearing will be held on September 24, 2002 to determine if the disclosure statement contains adequate information. The deadline to object to the disclosure statement is September 20, 2002. If approved, the Company will then commence solicitation of votes for approval of the Plan. The Plan and the disclosure statement are attached as exhibits 2.1 and 2.2, respectively. The Company and its subsidiary filed voluntary Chapter 11 reorganization petitions under the Bankruptcy Code on February 15, 2002.

         The Plan is subject to continuing negotiations and contemplates the sale of all the Company's operating assets to CGI Group, Inc. for approximately $8,200,000, subject to certain adjustments, and the assumption of up to $14,000,000 of specified liabilities. The executed letter of intent with CGI Group, Inc. was filed as an exhibit to the Company's Form 8-K filed on August 26, 2002. Execution of a definitive purchase agreement with CGI Group, Inc. is subject not only to the Bankruptcy Court's approval of the Plan, but also the negotiation of an agreement satisfactory to both parties and other conditions set forth in the letter of intent, including CGI Group, Inc. being satisfied with its due diligence investigation of the Company. CGI Group, Inc. will have the right to terminate any definitive purchase agreement prior to its close if, among other reasons, the Bankruptcy Court fails to approve a pending request to allow the Company to pay CGI Group, Inc. a break-up fee if the transaction does not occur on or before November 15, 2002, for reasons other than a material fault of CGI Group, Inc., or the transaction has not been consummated by November 15, 2002. The Company anticipates that all of its customer contracts will be assumed by and assigned to CGI Group, Inc. and will work with the outsourcing customers to make the transaction as smooth as possible.

         If the Plan is approved, the Company's existing common stock will be cancelled on the effective date of the Plan. Under the Plan, any money that the Company receives (and remaining assets, if any) will be transferred to a trust. The cash proceeds from the trust will be used to satisfy claims of the Company. If creditors are paid in full, and after the expenses incurred in implementing the plan are satisfied, any remaining cash will be divided pro rata to shareholders according to shares of Company common stock held as of the effective date. At this time, the Company is unable to determine whether there will be any remaining cash to distribute to shareholders.

         All information contained in the disclosure statement is subject to change, whether as a result of further amendments to the Plan as a result of the actions of the Bankruptcy Court, third parties or otherwise.

         This Form 8-K and the exhibits attached hereto, in particular the disclosure statement, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1993, as amended (the
"Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this Form 8-K and in the exhibits, words such as
"anticipate," "believe," "estimate," "expect," "intend," and similar expressions, as they relate to the Company or its management, identify forward-looking statements. These forward-looking statements are based on information currently available to the Company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to: contingencies related to the sale of assets to CGI Group, Inc., such as satisfactory conclusion of due diligence, corporate and regulatory approvals, the entry of certain orders by the Bankruptcy Court, the absence of any material change in the Company's business and the value of the Company's assets,
technological  change,  competitive  factors  and  pricing  pressures,   product
development risks, changes in legal and regulatory requirements, general economic conditions and other factors. Such statements reflect the current views of the Company's management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by this paragraph. In the context of forward-looking information provided in this Form 8-K and the exhibits, reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission during the past 12 months.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------

          2.1 Plan of Reorganization of INSpire Insurance Solutions, Inc. and INSpire Claims Management, Inc., dated as of August 26, 2002.

          2.2 Disclosure Statement for the Plan of Reorganization of INSpire Insurance Solutions, Inc. and INSpire Claims Management, Inc., dated as of August 26, 2002.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Dated:  September 4, 2002.


                                        INSpire Insurance Solutions, Inc.


                                        By: /s/ Richard Marxen
                                           -------------------------------------
                                        Name:   Richard Marxen
                                        Title:  President and Chief Executive
                                                Officer

                                  EXHIBIT INDEX


          2.1 Plan of Reorganization of INSpire Insurance Solutions, Inc. and INSpire Claims Management, Inc., dated as of August 26, 2002.

          2.2 Disclosure Statement for the Plan of Reorganization of INSpire Insurance Solutions, Inc. and INSpire Claims Management, Inc., dated as of August 26, 2002.